UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2012

(Exact name of registrant as specified in its charter)

Nevada	000-53766	52-2207080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Madison Ave, 6th Floor, New York, New York 10017
(Address of principal executive offices) (Zip Code)

(212) 828-3011
Registrant's telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective March 20, 2012, Michael Hellenbrand resigned as the Chief Executive Officer of Siberian Energy, Inc. (the “Company,” “we,” and “us”) and as the sole officer and sole Director of Rare Minerals Corporation (“RMC”), the Company’s wholly-owned subsidiary.

Also effective March 20, 2012, Eran Forman was appointed as the Chief Executive Officer of the Company and as the sole officer and Director of RMC, to fill the vacancies left by Mr. Hellenbrand’s resignations.

Mr. Forman’s biographical information is described below:

Eran Forman, age 56

Since August 2010, Mr. Forman has served as the owner and General Manager of OOO “Geocord”, Moscow, Russia.  From June 2004 to March 2010, Mr. Forman served as an advisor to and Project Manager for ZAO “Trans Nafta” a Russian corporation. From 1995 to 2003, Mr. Forman served as Managing Partner of and General Manager of Transnafta Ltd., BVI.  From 1993 to 1996, Mr. Forman served as Managing Partner of and General Manager of Nafta (B), in Moscow, Russia.  From 1990 to 1999, Mr. Forman served as Managing Partner of and General Manager of Hillah Consultants Ltd., in Panama.  From 1987 to 1991, Mr. Forman served as the owner and General Manager of Milran Ltd., in Tel Aviv, Israel.  From 1982 to 1987, Mr. Forman served as a Sales Engineer with Eastronics Ltd., in Tel Aviv, Israel.  From 1980 to 1982, Mr. Forman served as a System Programmer with Yael Software, in Tel Aviv, Israel.

Mr. Forman received a Bachelors Degree in Physics from the Technion - Israel Institute of Technology in Haifa, Israel in 1978.  Mr. Forman is a former member of the World Federation of Consuls and a former Honorary Consul of Kazakhstan to the State of Israel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIBERIAN ENERGY GROUP INC.

By: /s/ Eran Forman
Name: Eran Forman
Title: Chief Executive Officer

Date:  March 27, 2012